Exhibit 99.2

CONSENT OF PROBANK AUSTIN

We hereby consent to the use of our fairness opinion included as Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Columbus First Bancorp, Inc. with and into LCNB Corp. and to the reference to our firm’s name under the captions “Summary—Opinion of LCNB’s Financial Advisor,” “Risk Factors—The fairness opinions of LCNB’s and CFB’s respective financial advisors do not reflect changes in circumstances subsequent to the date of such opinions,” “The Merger—Opinion of LCNB’s Financial Advisor,” and “The Merger Agreement—Representations and Warranties” in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. We also do not admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the regulations thereunder.

/s/ ProBank Austin

ProBank Austin

Dated: February 21, 2018